Exhibit 99.1

Investor & Media Contact:

Michael Polyviou

Financial Dynamics

212-850-5748

iPCS, INC. ANNOUNCES SUBSCRIBER ACTIVITY FOR THE QUARTER
ENDED JUNE 30, 2008

Schedules Earnings Release and Conference Call to Discuss Results

SCHAUMBURG, Ill. – July 23, 2008 - iPCS, Inc. (Nasdaq: IPCS), a Sprint PCS Affiliate of Sprint Nextel, today announced that it serves approximately 654,000 customers as of June 30, 2008.

For the quarter ended June 30, 2008, iPCS reported:

•                  Gross additions of approximately 61,800

•                  Net additions of approximately 13,400

•                  Average monthly churn, net of 30 day deactivations, of approximately 2.3%

•                  Ending subscribers of approximately 654,000

The Company also announced that it will conduct a conference call to discuss its financial and subscriber results for the quarter ended June 30, 2008 on Friday, August 1, 2008 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The Company intends to announce its financial results following the market close on July 31, 2008.

Participating in the call will be Tim Yager, President and Chief Executive Officer, Steb Chandor, Executive Vice President and Chief Financial Officer, and Conrad Hunter, Executive Vice President and Chief Operating Officer.  To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling in from international locations should dial 1-973-935-8755. A replay of the call will be available beginning at 2 p.m. Eastern Time on August 1, 2008.  To access the replay, dial (800) 642-1687 using a pass code of 55376653.  To access the replay from international locations, dial (706) 645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. The replay of the webcast and the call will be available through midnight on August 8, 2008.

About iPCS, Inc.

iPCS, through its operating subsidiaries, is the Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of June 30, 2008, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.2 million residents, and iPCS had approximately 654,000 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit the Company’s website at www.ipcswirelessinc.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this presentation regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity, including with respect to Sprint’s proposed WiMAX transaction with Clearwire; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) declines in the relationship between roaming revenue iPCS receives and roaming expense iPCS pays; (9) the impact on iPCS’s business of the recent amendments to iPCS’s affiliation agreements with Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; (14) the inability to open the number of new stores and to expand the co-dealer network as planned; and (15) the depth and duration of the economic downturn in the United States. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, our Form 10Q for the quarter ended March 31, 2008 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward looking statements.

###